                                                                      EXHIBIT 10

             [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]




                                June 22, 1998



Short-Term Investments Trust
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

                 Re:      Short-Term Investments Trust
                          Registration Statement on Form N1-A

Gentlemen:

                 We have acted as counsel to Short-Term Investments Trust (the "Trust"), a business trust organized under the laws of the State of Delaware registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end series management investment company.

                 This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A under the Securities Act of 1933 and Post-Effective Amendment No. 32 to such Registration Statement under the 1940 Act (the "Registration Statement") relating to the registration of an indefinite number of Cash Management Class, Institutional Class, Private Investment Class and Resource Class shares of beneficial interest, par value $.01 per share (the "Shares"), representing interests in the Government Agency Portfolio (the "Fund"), one of three series portfolios of the Trust.

                 In connection with our giving this opinion, we have examined a copy of the Trust's Agreement and Declaration of Trust, as amended, resolutions of the Board of Trustees dated March 11, 1998 and June 15, 1998 and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses included in the Registration Statement substantially in the forms in which they are to become effective (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

Short-Term Investment Trust
June 22, 1998
Page 2

                 Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectuses, will be legally issued, fully paid and non-assessable.

                 We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act of the State of Delaware.

                 Both the Delaware Business Trust Act and the Trust's Agreement and Declaration of Trust, as amended (the "Trust Agreement"), provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Fund is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the references to our firm under the caption "General Information - Legal Counsel" in the Prospectuses included in the Registration Statement.


                                       Very truly yours,



                                       /s/ Ballard Spahr Andrews & Ingersoll,LLP
                                       ----------------------------------------
                                       Ballard Spahr Andrews & Ingersoll, LLP